EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q1 2017 Financial Results

•	Record Recurring Revenues of $190.0 million, Up by 24%

•	Record Total Revenues of $228.5 million, Up by 22%

Weston, FL, April 25, 2017 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today its financial results for the first quarter ended March 31, 2017. Ultimate reported recurring revenues of $190.0 million, a 24% increase, and total revenues of $228.5 million, a 22% increase, both compared with 2016’s first quarter. GAAP net income for the first quarter of 2017 was $7.3 million, or $0.24 per diluted share, as compared with GAAP net income of $6.6 million, or $0.22 per diluted share, for the first quarter of 2016.
Non-GAAP net income for the first quarter of 2017, which excludes stock-based compensation expense and amortization of acquired intangibles, was $23.0 million, or $0.75 per diluted share. Non-GAAP net income for the first quarter of 2016 was $21.9 million, or $0.73 per diluted share. See “Use of Non-GAAP Financial Information” below.
“At Ultimate, we continue to focus on innovations that contribute to our customers’ business success. We were the first HCM provider to deliver a multi-tenant, subscription service over the Internet in 2002, a model that later became known as cloud delivery. Since that time, we have led our industry with many other innovations, and in the first quarter this year, we unveiled our new artificial intelligence platform, Xander, at Connections, our annual customer and partner conference. Named in honor of Alexander Graham Bell, Xander offers our customers ground-breaking opportunities for understanding their employees better by interpreting the emotions behind survey responses in addition to extracting meaningful statistics. More than 3,000 HR and business professionals attended Connections, where we showcased two other new product solutions, shared our product roadmap, and led more than 70 breakout sessions,” said Scott Scherr, founder, president, and CEO of Ultimate.
“Ultimate’s innovative approach to HCM was further validated in February by independent research firm HfS Research in its 2017 Blueprint Market Guide, where they rated Ultimate as the top vendor for predictive people analytics in the HCM space. Also in February, Ultimate won three Stevie awards for Customer Service, including the People’s Choice Award for Favorite Customer Service. In March, Ultimate was honored to be ranked #7 on Fortune magazine’s 2017 list of 100 Best Companies to Work For, making this our sixth consecutive year in the top 25, and was also ranked #2 on People magazine’s inaugural list of 50 Companies That Care. We have built our business around the concept of putting people first, and this principle will continue to remain at the forefront of all that we do,” added Scherr.
“We executed on our top-level financial objectives as planned in the first quarter this year, with recurring revenues on the plus side of our expectations at $190 million, total revenues at $228.5 million, and our non-GAAP operating margin at 16.5%, putting us in good position to achieve our future goals. At the same time, our year-over-year customer retention rate was approximately 96%.”
Ultimate’s financial results teleconference will be held today, April 25, 2017, at 5:00 p.m. Eastern time, at www.investorcalendar.com/event/175490. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.
Financial Highlights

•
Recurring revenues from our cloud offering grew by 24% for the first quarter of 2017 as compared with the same period in 2016. Recurring revenues were 83% of total revenues for the first quarter of 2017 as compared with 82% of total revenues for the first quarter of 2016.

•	Ultimate’s total revenues for the first quarter of 2017 increased by 22%, as compared with those for the first quarter of 2016.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 96% for its recurring revenue cloud customer base as of March 31, 2017.

•	Cash flows from operating activities for the first quarter of 2017 were $46.3 million, compared with $38.6 million for the first quarter of 2016.
Adoption of Accounting Guidance
In March 2016, the FASB issued ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). The standard amends the accounting for certain aspects of share-based payments to employees. We elected to early adopt the new guidance in the third quarter of fiscal year 2016. Therefore, the prior year numbers in our unaudited condensed consolidated financial statements and our unaudited reconciliation of non-GAAP financial measures to GAAP financial measures in this press release, reflect revised numbers in accordance with the adoption of this guidance.
Stock Repurchases
The combination of cash, cash equivalents, and corporate marketable securities was $88.2 million as of March 31, 2017, compared with $97.9 million as of December 31, 2016.
During the three months ended March 31, 2017, we used $33.6 million to acquire 172,836 shares of our common stock, $0.01 par value common stock ("Common Stock") to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We did not purchase any Common Stock under our previously announced stock repurchase plan (the "Stock Repurchase Plan") during the three months ended March 31, 2017. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.
Financial Outlook
For the second quarter of 2017:

•	Recurring revenues of approximately $196 million,

•	Total revenues of approximately $228 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 20%.
For the year 2017:

•	Recurring revenues to increase in excess of 25% over 2016,

•	Total revenues to increase approximately 24% over 2016, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 21%.
Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.
We have not reconciled our forward-looking operating margin on a non-GAAP basis to the corresponding GAAP financial measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation would require unreasonable effort at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including, for example, those related to stock-based compensation or others that may arise during the year. In particular, stock-based compensation is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense for the year ending December 31, 2017 will have a significant impact on our operating margin on a GAAP basis.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with more than 33 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs more than 3,800 professionals. In 2017, Fortune ranked Ultimate #7 on its prestigious 100 Best Companies to Work For list, our sixth consecutive year to be ranked in the top 25, and #1 on Fortune’s list of the 10 Best Workplaces in Technology, our second year to top this list. Also in 2017, People magazine ranked Ultimate #2 on its list of 50 Companies That Care, Brandon Hall Group honored Ultimate with its Gold Award in Technology, HfS Research rated Ultimate the top HCM vendor for predictive people analytics in its Blueprint Market Guide, Stevie Awards honored Ultimate with its People’s Choice Award for Favorite Customer Service, and the National Customer Service Association named Ultimate the Service Organization of the Year. In 2016, Ultimate was ranked #1 on Glassdoor’s list of 25 Highest-Rated Public Cloud Companies To Work For and #8 on Forbes’ list of the 100 Most Innovative Growth Companies. Ultimate has more than 3,700 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Major League Baseball, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2017	2016
Revenues:
Recurring	$189,981	$152,751
Services	38,510	34,463
Total revenues	228,491	187,214
Cost of revenues:
Recurring	50,069	39,457
Services	39,631	32,804
Total cost of revenues	89,700	72,261
Gross profit	138,791	114,953
Operating expenses:
Sales and marketing	69,360	56,582
Research and development	36,158	27,515
General and administrative	30,204	21,529
Total operating expenses	135,722	105,626
Operating income	3,069	9,327
Other (expense) income:
Interest and other expense	(280)	(184)
Other income, net	226	103
Total other expense, net	(54)	(81)
Income before income taxes	3,015	9,246
Benefit (provision) for income taxes	4,319	(2,646)
Net income	$7,334	$6,600
Net income per share:
Basic	$0.25	$0.23
Diluted	$0.24	$0.22
Weighted average shares outstanding:
Basic	29,538	28,825
Diluted	30,497	30,108

Stock-based Compensation, Amortization of Acquired Intangibles and Transaction Costs related to Business Combinations

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended March 31,
	2017	2016
Stock-based compensation expense:
Cost of recurring revenues	$2,816	$1,930
Cost of services revenues	1,989	1,545
Sales and marketing	17,411	13,668
Research and development	2,777	1,847
General and administrative	8,873	7,424
Total non-cash stock-based compensation expense	$33,866	$26,414

Amortization of acquired intangibles:
General and administrative	$780	$247
Total amortization of acquired intangibles	$780	$247

Stock-based compensation for the three months ended March 31, 2017 was $33.9 million as compared with stock-based compensation for the three months ended March 31, 2016 of $26.4 million. The increase in stock-based compensation for the three months ended March 31, 2017 included an increase of $4.7 million associated with modifications and terminations made to the Company’s change in control plans in March 2015, February 2016 and February 2017, as shown in the table below (the "CIC Modifications"). As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the terminations of the change in control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015, February 2016 and February 2017.
Stock-based compensation expense and stock-based compensation expense associated with the CIC Modifications as discussed above are as follows (in thousands):

	For the Three Months Ended March 31,
	2017	2016
Stock-based compensation expense:
Stock-based compensation expense	$19,812	$17,084
Stock-based compensation expense related to CIC Modifications	14,054	9,330
Total non-cash stock-based compensation expense	$33,866	$26,414

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of March 31, 2017	As of December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$73,765	$73,773
Investments in marketable securities	10,098	15,541
Accounts receivable, net	161,407	162,240
Prepaid expenses and other current assets	66,776	61,901
Deferred tax assets, net	—	1,125
Total current assets before funds held for clients	312,046	314,580
Funds held for clients	923,998	465,167
Total current assets	1,236,044	779,747
Property and equipment, net	203,442	179,558
Goodwill	35,378	35,322
Investments in marketable securities	4,306	8,547
Intangible assets, net	23,099	23,860
Other assets, net	49,198	47,432
Deferred tax assets, net	65,838	78,115
Total assets	$1,617,305	$1,152,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,946	$13,519
Accrued liabilities	34,243	50,973
Deferred revenue	173,702	171,669
Capital lease obligations	4,866	5,056
Total current liabilities before client fund obligations	231,757	241,217
Client fund obligations	925,815	466,423
Total current liabilities	1,157,572	707,640
Deferred revenue	2,167	2,307
Deferred rent	6,258	6,022
Capital lease obligations	3,718	3,985
Other long-term liabilities	4,875	—
Deferred income tax liability	468	519
Total liabilities	1,175,058	720,473

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	343	340
Additional paid-in capital	523,302	520,524
Accumulated other comprehensive loss	(6,999)	(7,023)
Accumulated earnings	136,960	129,626
	653,606	643,467
Treasury stock, at cost	(211,359)	(211,359)
Total stockholders’ equity	442,247	432,108
Total liabilities and stockholders’ equity	$1,617,305	$1,152,581

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$7,334	$6,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,171	6,101
Provision for doubtful accounts	2,293	1,306
Non-cash stock-based compensation expense	33,866	26,414
Income taxes	(4,630)	2,400
Net amortization of premiums and accretion of discounts on available-for-sale securities	118	69
Changes in operating assets and liabilities:
Accounts receivable	(1,460)	(11,164)
Prepaid expenses and other current assets	(4,875)	(1,732)
Other assets	(1,766)	(3,146)
Accounts payable	5,427	2,084
Accrued liabilities and deferred rent	(46)	5,567
Deferred revenue	1,893	4,150
Net cash provided by operating activities	46,325	38,649
Cash flows from investing activities:
Purchases of property and equipment	(22,759)	(17,621)
Purchases of marketable securities	(92,646)	(98,913)
Proceeds from sales and maturities of marketable securities	42,554	18,985
Net change in money market securities and other cash equivalents held to satisfy client fund obligations	(399,403)	(309,419)
Net cash used in investing activities	(472,254)	(406,968)
Cash flows from financing activities:
Repurchases of Common Stock	—	(29,685)
Net proceeds from issuances of Common Stock	1,572	1,248
Withholding taxes paid related to net share settlement of equity awards	(33,595)	(17,883)
Principal payments on capital lease obligations	(1,535)	(1,359)
Repayments of other borrowings	—	(100)
Net change in client fund obligations	459,392	389,305
Net cash provided by financing activities	425,834	341,526
Effect of exchange rate changes on cash	87	840
Net decrease in cash and cash equivalents	(8)	(25,953)
Cash and cash equivalents, beginning of period	73,773	109,325
Cash and cash equivalents, end of period	$73,765	$83,372

Supplemental disclosure of cash flow information:
Cash paid for interest	$105	$101
Cash paid for taxes	$383	$535

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$1,078	$3,263
Stock based compensation for capitalized software	$1,021	$986
Software services agreement	$6,500	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2017	2016
Non-GAAP operating income, as a % of total revenues reconciliation:
Operating income	$3,069	$9,327
Operating income, as a % of total revenues	1.3%	5.0%
Add back:
Non-cash stock-based compensation expense	33,866	26,414
Non-cash amortization of acquired intangible assets	780	247
Non-GAAP operating income	$37,715	$35,988
Non-GAAP operating income, as a % of total revenues	16.5%	19.2%

Non-GAAP net income reconciliation:
Net income	$7,334	$6,600
Add back:
Non-cash stock-based compensation expense	33,866	26,414
Non-cash amortization of acquired intangible assets	780	247
Income tax effect of above items	(19,007)	(11,357)
Non-GAAP net income	$22,973	$21,904

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.24	$0.22
Add back:
Non-cash stock-based compensation expense	1.11	0.89
Non-cash amortization of acquired intangible assets	0.03	0.01
Income tax effect of above items	(0.63)	(0.39)
Non-GAAP net income, per diluted share	$0.75	$0.73
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	29,538	28,825
Diluted	30,497	30,108
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.
Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three months ended March 31, 2017, stock-based compensation expense was $33.9 million on a pre-tax basis. For the three months ended March 31, 2016, stock-based compensation expense was $26.4 million on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three months ended March 31, 2017, the amortization of acquired intangible assets was $0.8 million. For the three months ended March 31, 2016 the amortization of acquired intangible assets was $0.2 million. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.